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Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

        We consent to the use in this Registration Statement of CKX, Inc. on Form S-1 of our report dated April 8, 2005 related to the consolidated financial statements of 19 Entertainment Limited as of June 30, 2004 and 2003 and for the three years then ended, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such prospectus.

/s/ DELOITTE & TOUCHE LLP
 London, England

April 11, 2005

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CONSENT OF INDEPENDENT AUDITORS